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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2003

MIDWEST GENERATION, LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-59348 (Commission file number)	33-0868558 (I.R.S. employer identification no.)
One Financial Place 440 South LaSalle Street, Suite 3500 Chicago, Illinois 60605 (Address of principal executive offices, including zip code)
312-583-6000 (Registrant's telephone number, including area code)

Items 1 through 4 and 6 through 9 are not included because they are not applicable.

        This current report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon knowledge of facts as of the date of this current report and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5. Other Events

Settlement of Chicago In-City Obligation

        Pursuant to the acquisition documents for the purchase of generating assets from Commonwealth Edison, Midwest Generation LLC committed to install one or more gas-fired electric generating units having an additional gross dependable capacity of 500 MW at or adjacent to an existing power plant site in Chicago (referred to as the In-City Obligation). The acquisition documents required that commercial operation of this project commence by December 15, 2003. Due to additional capacity for new gas-fired generation in the Mid-America Interconnected Network, generally referred to as the MAIN Region, and the improved reliability of existing power generation in the Chicago area, Midwest Generation did not believe the additional gas-fired generation was needed. In February 2003, Midwest Generation finalized an agreement with Commonwealth Edison to terminate this obligation in exchange for the following:

  •
  Payment of $22.3 million to Commonwealth Edison in February 2003.

  •
  Payment of $13.5 million to Commonwealth Edison due in nine annual installments of $1.5 million beginning in February 2004.

  •
  Assumption of a power purchase obligation of the City of Chicago by entering into a replacement long-term power purchase contract with Calumet Energy Team LLC. The replacement contract requires Midwest Generation to pay a monthly capacity payment and gives Midwest Generation an option to purchase energy from Calumet Energy Team LLC at prices based primarily on operations and maintenance and fuel costs.

        Midwest Generation granted a security interest in 125,000 barrels of oil at the Collins Station as credit support for the payment obligations to Commonwealth Edison set forth above. As a result of this agreement with Commonwealth Edison, Midwest Generation recorded a loss of $45 million during the fourth quarter of 2002. The loss was determined by the sum of: (a) the present value of the cash payments to both Commonwealth Edison and Calumet Energy Team LLC (capacity payments), less (b) the fair market value of the option to purchase power under the replacement contract with Calumet Energy Team LLC described above. As a result of the agreement with Commonwealth Edison, Midwest Generation is no longer obligated to build the additional gas-fired generation which was estimated to cost $320 million.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC
(Registrant)

Date:	February 24, 2003	/s/ KEVIN M. SMITH KEVIN M. SMITH Manager, Vice President and Treasurer

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SIGNATURE